Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
FOURTH QUARTER AND FULL-YEAR 2018 RESULTS

Fourth quarter GAAP net income of $10.0 million or $0.35 per diluted common share and
Core Earnings(1) of $10.9 million or $0.38 per diluted common share

Full-year 2018 GAAP net income of $38.6 million or $1.35 per diluted common share and
Core Earnings(1) of $40.8 million or $1.43 per diluted common share

- Subsequent to year ended December 31, 2018 -

Declared a $0.02 per common share increase in the quarterly dividend to $0.33 per common share for the first quarter 2019, representing the fourth quarterly dividend increase since the beginning of 2018

DECEMBER 31, 2018 FINANCIAL RESULTS

New York, NY — February 21, 2019 - Ares Commercial Real Estate Corporation (the “Company”) (NYSE:ACRE), a specialty finance company engaged in originating and investing in commercial real estate assets, reported generally accepted accounting principles (“GAAP”) net income of $10.0 million or $0.35 per diluted common share and Core Earnings(1) of $10.9 million or $0.38 per diluted common share for the fourth quarter of 2018. The Company reported GAAP net income of $38.6 million or $1.35 per diluted common share and Core Earnings(1) of $40.8 million or $1.43 per diluted common share for full-year 2018. In addition, the Company announced that its Board of Directors declared a first quarter 2019 dividend of $0.33 per common share payable on April 16, 2019 to common stockholders of record on March 29, 2019, representing the fourth quarterly dividend increase since the beginning of 2018.

“We had a very strong finish to the year which led to record Core Earnings in 2018, up 27% year over year. Our strong financial performance benefited from a higher level of invested capital, increases in short term interest rates on our senior floating rate loan portfolio and further reductions in the borrowing spreads of our liabilities,” said Jamie Henderson, Chief Executive Officer of ACRE. “As a result of our continued strong business position and favorable longer term earnings outlook, our board increased our first quarter 2019 dividend to $0.33 per common share, representing the fourth quarterly dividend increase since the beginning of 2018 and a $0.06 per share increase over our fourth quarter 2017 dividend.”

“We continued to improve the efficiency of our financing sources to further enhance our financial position throughout 2018,” said Tae-Sik Yoon, Chief Financial Officer of ACRE. “During the year, we renewed and extended over $900 million of our debt facilities with similar or improved terms. So far in 2019, we made further progress by expanding the size and reducing the initial borrowing spread over LIBOR on our existing FL3 securitization.”

THREE MONTHS ENDED DECEMBER 31, 2018 FINANCIAL HIGHLIGHTS

Financial Results and Activities:

•	For the three months ended December 31, 2018, GAAP net income was $10.0 million or $0.35 per diluted common share and Core Earnings(1) were $10.9 million or $0.38 per diluted common share.

•
For the three months ended December 31, 2018, new originations were $181.6 million in commitments and $161.0 million in outstanding principal funded at the origination date and an additional $15.8 million of fundings on existing commitments.

•	For the three months ended December 31, 2018, the Company exited $310.4 million of loans held for investment as measured by outstanding principal.
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(1) Core Earnings is a non-GAAP financial measure. Refer to Schedule I for further details.

Capital Activities:

•
In December 2018, the Company amended the master repurchase facility with Citibank, N.A. (the “Citibank Facility”) to increase the facility’s commitment amount from $250.0 million to $325.0 million and extend the initial maturity date to December 13, 2021. The initial maturity date of the Citibank Facility is subject to two 12-month extensions, each of which may be exercised at the Company’s option assuming no existing defaults under the Citibank Facility and applicable extension fees being paid, which, if both were exercised, would extend the maturity date of the Citibank Facility to December 13, 2023. In addition, in December 2018, the Company amended the Citibank Facility to decrease the interest rate on advances from a per annum rate equal to the sum of one-month LIBOR plus an indicative pricing margin range of 2.25% to 2.50%, subject to certain exceptions, to a per annum rate equal to the sum of one-month LIBOR plus an indicative pricing margin range of 1.50% to 2.25%, subject to certain exceptions.

•
In December 2018, the Company amended the master repurchase funding facility with Wells Fargo Bank, National Association (the “Wells Fargo Facility”) to extend the initial maturity date to December 14, 2020. The initial maturity date of the Wells Fargo Facility is subject to three 12-month extensions, each of which may be exercised at the Company’s option, subject to the satisfaction of certain conditions, including payment of an extension fee, which, if all three were exercised, would extend the maturity date of the Wells Fargo Facility to December 14, 2023. In addition, in December 2018, the Company amended the Wells Fargo Facility to decrease the interest rate on advances from a per annum rate equal to the sum of one-month LIBOR plus a pricing margin range of 1.75% to 2.35% to a per annum rate equal to the sum of one-month LIBOR plus a pricing margin range of 1.50% to 2.25%.

FULL-YEAR 2018 FINANCIAL HIGHLIGHTS

Financial Results and Activities:

•	For full-year 2018, GAAP net income was $38.6 million or $1.35 per diluted common share and Core Earnings(1) were $40.8 million or $1.43 per diluted common share.

•
For full-year 2018, new originations were $608.6 million in commitments and $510.5 million in outstanding principal funded at the origination date and an additional $33.7 million of fundings on existing commitments.

•	For full-year 2018, the Company exited $746.8 million of loans held for investment as measured by outstanding principal.

PORTFOLIO DETAIL AS OF DECEMBER 31, 2018

As of December 31, 2018, the Company’s portfolio included 44 loans held for investment, totaling approximately $1.7 billion in originated commitments at closing and $1.5 billion in outstanding principal. As of December 31, 2018, 76 loans totaling approximately $2.7 billion in outstanding principal were repaid or sold since inception of the Company.

Portfolio Interest Rate, Yield and Remaining Life Summary ($ in millions):

	As of December 31, 2018
	Carrying Amount (2)	Outstanding Principal (2)	Weighted Average Minimum Loan Borrowing Spread (3)	Weighted Average Unleveraged Effective Yield (4)	Weighted Average Remaining Life (Years)
Senior mortgage loans	$1,489.7	$1,498.5	5.2%	7.0%	1.7
Subordinated debt and preferred equity investments	35.2	36.2	12.7%	14.9%	4.3
Total loans held for investment portfolio	$1,524.9	$1,534.7	5.4%	7.1%	1.8
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(1)	Core Earnings is a non-GAAP financial measure. Refer to Schedule I for further details.

(2)
The difference between the Carrying Amount and the Outstanding Principal amount of the loans held for investment consists of unamortized purchase discount, deferred loan fees and loan origination costs.

(3)
Minimum Loan Borrowing Spread is equal to (a) for floating rate loans, the margin above the applicable index rate (e.g., LIBOR) plus floors, if any, on such applicable index rates, and (b) for fixed rate loans, the applicable interest rate.

(4)
Unleveraged Effective Yield is the compounded effective rate of return that would be earned over the life of the investment based on the contractual interest rate (adjusted for any deferred loan fees, costs, premiums or discounts) and assumes no dispositions, early prepayments or defaults. The total Weighted Average Unleveraged Effective Yield is calculated based on the average of Unleveraged Effective Yield of all loans held by the Company as of December 31, 2018 as weighted by the outstanding principal balance of each loan.

As of December 31, 2018, 98% of the portfolio of loans held for investment consisted of floating rate loans and 98% of the portfolio of loans held for investment consisted of senior mortgage loans (as measured by outstanding principal).

Portfolio Diversification Summary as of December 31, 2018 ($ in millions):

PROPERTY TYPE
	Outstanding Principal	% of Portfolio
Multifamily	$511.1	33%
Office	411.1	27%
Hotel	298.9	20%
Student Housing	169.5	11%
Industrial	52.0	3%
Mixed-use	50.0	3%
Residential/Condominium	42.1	3%
Total	$1,534.7	100%

GEOGRAPHIC MIX
	Outstanding Principal	% of Portfolio
West	$382.5	25%
Midwest	370.2	24%
Southeast	363.7	24%
Southwest	218.3	14%
Mid-Atlantic/Northeast	200.0	13%
Total	$1,534.7	100%

RECENT DEVELOPMENTS

On January 11, 2019, the Company (through its wholly-owned subsidiary) privately placed $172.7 million of additional investment grade notes in its CLO securitization. Together with $272.9 million of investment grade notes issued to a third party in the initial March 2017 private placement, the investment grade notes in the Company’s CLO securitization now total $445.6 million, with a blended initial weighted average coupon of LIBOR plus 1.70%, representing a 15 basis point reduction in the borrowing spread compared to the borrowing spread in effect prior to January 11, 2019. In addition, the reinvestment period of the Company’s CLO securitization was extended two additional years to March 2021.

On February 6, 2019, the Company originated and fully funded a $30.0 million senior mortgage loan on a student housing property located in North Carolina. The loan has a per annum interest rate of LIBOR plus a spread of 3.15% (plus fees) and an initial term of three years.

On February 14, 2019, the Company originated a $100.6 million senior mortgage loan on a mixed-use property located in Florida. At closing, the outstanding principal balance was approximately $37.0 million. The loan has a per annum interest rate of LIBOR plus 4.25% (plus fees) and an initial term of two years.

On February 21, 2019, the Company declared a cash dividend of $0.33 per common share for the first quarter of 2019. The first quarter 2019 dividend is payable on April 16, 2019 to common stockholders of record on March 29, 2019.

2019 ANNUAL STOCKHOLDERS MEETING

The Board of Directors set February 26, 2019 as the record date for the Company’s 2019 Annual Meeting of Stockholders. The 2019 Annual Meeting of Stockholders will be held on April 23, 2019.

FOURTH QUARTER 2018 DIVIDEND

On October 30, 2018, the Company declared a cash dividend of $0.31 per common share for the fourth quarter of 2018. The fourth quarter 2018 dividend was paid on January 15, 2019 to common stockholders of record as of December 28, 2018.

CONFERENCE CALL AND WEBCAST INFORMATION

On Thursday, February 21, 2019, the Company invites all interested persons to attend its webcast/conference call at 11:00 a.m. (Eastern Time) to discuss its fourth quarter and full-year 2018 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888)-317-6003. International callers can access the conference call by dialing +1(412)-317-6061. All callers will need to enter the Participant Elite Entry Number 5990794 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through March 7, 2019 at 5:00 p.m. (Eastern Time) to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1(412)-317-0088. For all replays, please reference conference number 10127187. An archived replay will also be available through March 7, 2019 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management Corporation (NYSE:ARES), a publicly traded, leading global alternative asset manager with approximately $130.7 billion of assets under management as of December 31, 2018. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads and interest rates, commercial real estate loan volumes and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

INVESTOR RELATIONS CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake, John Stilmar or Veronica Mendiola Mayer
(888)-818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of December 31,
	2018	2017
ASSETS
Cash and cash equivalents	$11,089	$28,343
Restricted cash	379	379
Loans held for investment ($289,576 and $341,158 related to consolidated VIEs, respectively)	1,524,873	1,726,283
Other assets ($843 and $945 of interest receivable related to consolidated VIEs, respectively; $51,582 of other receivables related to consolidated VIEs as of December 31, 2018)	66,983	15,214
Total assets	$1,603,324	$1,770,219
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Secured funding agreements	$777,974	$957,960
Secured term loan	108,345	107,595
Collateralized loan obligation securitization debt (consolidated VIE)	270,737	271,211
Due to affiliate	3,163	2,628
Dividends payable	8,914	7,722
Other liabilities ($541 and $414 of interest payable related to consolidated VIEs, respectively)	8,604	3,933
Total liabilities	1,177,737	1,351,049
STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at December 31, 2018 and 2017, and 28,755,665 and 28,598,916 shares issued and outstanding at December 31, 2018 and 2017, respectively	283	283
Additional paid-in capital	421,739	420,637
Accumulated earnings (deficit)	3,565	(1,750)
Total stockholders' equity	425,587	419,170
Total liabilities and stockholders' equity	$1,603,324	$1,770,219

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the three months ended December 31, 2018	For the year ended December 31, 2018
Net interest margin:
Interest income from loans held for investment	$30,882	$118,284
Interest expense	(16,357)	(63,002)
Net interest margin	14,525	55,282
Expenses:
Management and incentive fees to affiliate	2,116	7,418
Professional fees	510	1,945
General and administrative expenses	892	3,307
General and administrative expenses reimbursed to affiliate	946	3,570
Total expenses	4,464	16,240
Income before income taxes	10,061	39,042
Income tax expense, including excise tax	43	446
Net income attributable to common stockholders	$10,018	$38,596
Earnings per common share:
Basic and diluted earnings per common share	$0.35	$1.35
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	28,553,540	28,529,439
Diluted weighted average shares of common stock outstanding	28,709,145	28,656,660
Dividends declared per share of common stock	$0.31	$1.16

SCHEDULE I

Reconciliation of Net Income to Non-GAAP Core Earnings

The Company believes the disclosure of Core Earnings provides useful information to investors regarding the calculation of incentive fees the Company pays to its manager, Ares Commercial Real Estate Management LLC, and the Company’s financial performance. Core Earnings is an adjusted non-GAAP measure that helps the Company evaluate its financial performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination portfolio and operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Core Earnings is a non-GAAP measure and is defined as net income (loss) computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fee, depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP, and certain non-cash charges after discussions between the Company’s external manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors.

Reconciliation of net income attributable to common stockholders, the most directly comparable GAAP financial measure, to Core Earnings is set forth in the table below for the three months and year ended December 31, 2018 ($ in thousands):

	For the three months ended December 31, 2018	For the year ended December 31, 2018
Net income attributable to common stockholders	$10,018	$38,596
Stock-based compensation	324	1,102
Incentive fees to affiliate	540	1,150
Core Earnings	$10,882	$40,848